Exhibit 99.1

NEON THERAPEUTICS, INC. 40 ERIE STREET SUITE 110 CAMBRIDGE, MA 02139

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Special Meeting of Stockholders (the “Meeting”)

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NTGN2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E92136-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEON THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

1.	To approve the Agreement and Plan of Merger, dated as of January 15, 2020, by and among BioNTech SE, Endor Lights, Inc. (“Merger Sub”) and Neon Therapeutics, Inc. (“Neon”) (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Neon, with Neon being the surviving company and a wholly-owned subsidiary of BioNTech SE.				☐	☐	☐

2.	To approve the adjournment or postponement of the Neon Special Meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement.				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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E92137-TBD

NEON THERAPEUTICS, INC.

Special Meeting of Stockholders

May 4, 2020 at 10:00 a.m. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Hugh O’Dowd and Jolie M. Siegel, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEON THERAPEUTICS, INC. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held online, at 10:00 a.m. Eastern Time on May 4, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” Proposal 1 and, if necessary, “FOR” Proposal 2, as more specifically described in the Proxy Statement. The votes entitled to be cast by the Stockholders will be cast in the discretion of the proxy holder on any other matters that may properly come before the Special Meeting, or at any adjournment or postponement thereof.

Continued and to be signed on reverse side